Exhibit 99.1

        THE SOUTH FINANCIAL GROUP ANNOUNCES SECOND QUARTER 2005 EARNINGS

  HIGHLIGHTS INCLUDE DOUBLE-DIGIT ORGANIC DEPOSIT, ORGANIC LOAN, AND OPERATING
       NONINTEREST INCOME GROWTH; NET LOAN CHARGE-OFF RATIO OF 0.32%; AND
                           STRENGTHENED BALANCE SHEET.

     GREENVILLE, S.C., July 21 /PRNewswire-FirstCall/ -- The South Financial Group, Inc. (Nasdaq: TSFG) today reported second quarter 2005 net income of $28.4 million, or $0.38 per diluted share, compared with $30.0 million, or $0.49 per diluted share, for the second quarter of 2004. Net income for the first six months of 2005 totaled $62.9 million, or $0.85 per diluted share, compared with $62.3 million, or $1.02 per diluted share, for the same period of 2004.

     (Logo: http://www.newscom.com/cgi-bin/prnh/20000424/TSFGLOGO)
     Second quarter 2005 operating earnings, which exclude non-operating items, totaled $33.2 million, or $0.45 per diluted share, compared with $29.1 million, or $0.48 per diluted share, for the second quarter of 2004. Operating earnings for the first six months of 2005 totaled $66.5 million, or $0.90 per diluted share, compared with $57.6 million, or $0.95 per diluted share, in 2004.

     "At our Investor Day last month, we identified three key opportunities to improve longer-term financial performance -- lower net loan charge-offs, increase noninterest income as a percentage of total revenues, and stabilize and subsequently expand the net interest margin," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "This quarter, we made meaningful progress. We lowered net loan charge-offs to 0.32%, our best level since 2000. Our growth in noninterest income accelerated, reflecting the investments we've made in our mortgage, treasury management, and wealth management areas over the last few quarters. Also, we took actions to help stabilize our net interest margin."

     "The banking industry continues to face a challenging interest rate environment that's putting pressure on net interest margins. In the second quarter, we took steps to counter these pressures by reducing our investment securities and wholesale funding levels. Longer-term, we're striving to improve our funding mix, while continuing our strong deposit and loan growth. During the second quarter, we produced high-quality double-digit loan growth. And recently, we have begun to see results from our programs to grow customer deposits. For the second quarter in a row, deposits grew faster than loans."

     Whittle continued, "Equally important, we're making great strides in improving the overall risk profile of our company. This quarter, we diversified our revenue sources through three acquisitions, reduced our net loan charge-offs, reported loan loss provisions in excess of net charge-offs, maintained a stable allowance for loan loss percentage, and reduced our investment securities and wholesale funding."

     As discussed at its June 2005 Investor Day, TSFG began repositioning its balance sheet to reduce interest rate risk and improve longer-term return on assets and capital. In connection with these actions, TSFG reported second quarter losses on security sales and prepayment penalties on early extinguishment of debt.

     TSFG ended the quarter with securities to total assets of 29% at June 30, 2005, down from 33% at March 31, 2005, and wholesale funding (including brokered certificates of deposits) to total assets of 38% at June 30, 2005, down from 43% at March 31, 2005. In the near-term, TSFG intends to pay down additional wholesale funding by allowing investment securities to mature without reinvestment and continuing its focus on growing customer deposits.

     Revenue
     Total revenue, defined as net interest income plus noninterest income, increased to $131.5 million in the second quarter 2005 from $129.6 million in the first quarter of 2005. Second quarter 2005 total revenues included $853,000 in losses on investment securities sales, principally related to the reduction in investment securities levels. First quarter 2005 total revenues included $1.9 million in gains on investment securities sales. Second quarter 2005 total operating revenues (tax-equivalent net interest income plus noninterest income, excluding non-operating items such as gains and losses on investment securities sales) increased 14.7% annualized to $133.8 million from $129.0 million for the first quarter 2005.

     Second quarter 2005 tax-equivalent net interest income of $108.3 million increased $3.0 million, or 11.5% annualized, compared with the first quarter of 2005. A 17.2% annualized increase in average earning assets, principally from strong organic loan growth and the May 2005 Pointe Financial acquisition, and one additional calendar day helped offset the impact from an 8 basis point decline in the net interest margin.

     The net interest margin for the second quarter of 2005 declined to 3.23% from 3.31% in the first quarter of 2005. The margin contraction was due primarily to the continued flattening of the yield curve and narrowing interest rate spreads for investment securities relative to wholesale funding costs. The second quarter 2005 investment security yield declined 6 basis points from the prior quarter, while the wholesale funding cost (including brokered CDs) increased 38 basis points. In the second quarter of 2005, TSFG's loan yield increased 26 basis points, while the total cost of customer deposits (total deposits minus brokered CDs) increased 16 basis points, improving the interest spread between loans and customer deposits.

     Operating noninterest income totaled $25.5 million, up 28.9% annualized from $23.8 million for the first quarter of 2005. TSFG benefited from double-digit annualized growth in customer fee income and strong growth from all of its fee-based businesses, as well as noninterest income from the acquisitions that closed during the quarter. In the second quarter of 2005, deposit service charges rebounded from recent declines experienced throughout the industry. Second quarter 2005 operating noninterest income included a $1.0 million loss on trading activities, whereas the first quarter of 2005 had a $904,000 gain from these activities.

     Balance Sheet Trends
     For the second consecutive quarter, customer deposits grew faster than loans, both in growth rates as well as balances. Annualized organic customer deposit growth (based on period end customer deposits, excluding acquired customer deposits) totaled 21.6% for the second quarter of 2005 and 23.0% for the first half of 2005.

     TSFG is making strides to enhance its funding with strong customer deposit growth, as evidenced by total customer deposits funding a larger percentage of average earning assets than in the prior quarter. In addition, TSFG experienced strong double-digit growth in two of its lower-cost customer deposit categories. For the second quarter of 2005, organic noninterest-bearing deposits and interest checking grew at annualized rates of 19.5% and 18.4%, respectively.

     TSFG's total deposit growth was widespread throughout its markets, with ten of its 12 banking markets reaching double-digit annualized growth rates for the first half of 2005. TSFG attributes its success in generating customer deposits to increased management focus, maturation of its banking markets, introduction of new products, and effective deposit campaigns.

     Annualized organic loan growth (based on period end loans held for investment, excluding acquired loans) totaled 12.2% for the second quarter of 2005 and 13.6% for the first half of 2005. This continued TSFG's history of strong organic loan growth. Organic loan growth totaled 16.2% and 11.9% for the years ended December 31, 2004 and 2003, respectively.

     Credit Quality
     Second quarter 2005 net loan charge-offs were $6.8 million, which represents a decline of $2.4 million, or 25.8%, from first quarter 2005. Net loan charge-offs as a percentage of average loans held for investment totaled 0.32% for the second quarter of 2005, an improvement from 0.45% for the first quarter of 2005 and 0.36% for the second quarter of 2004.

     Nonperforming assets as a percentage of loans held for investment and foreclosed property at June 30, 2005 was 0.61%, up slightly from 0.58% at March 31, 2005 and down significantly from 0.92% at June 30, 2004. This follows nine consecutive quarters of improvement in TSFG's nonperforming asset ratio.

     For the quarter, the provision for loan losses exceeded net loan charge-offs by $3.1 million. The allowance for loan losses at June 30, 2005 was 1.18% of loans held for investment, the same as March 31, 2005. The allowance for loan losses covered nonperforming loans 2.49 times at June 30, 2005, the same as March 31, 2005.

     Efficiency
     TSFG's GAAP efficiency ratio totaled 60.5% for the second quarter of 2005, up from 51.3% in the first quarter of 2005 and 51.2% in the second quarter of 2004. TSFG's operating efficiency ratio totaled 54.7%, up from 51.9% for the first quarter of 2005 and 51.2% for the second quarter of 2004. The increase in TSFG's operating efficiency ratio was primarily from a reduction in revenue from net interest margin compression and trading losses, growth and investment in fee-based businesses, and the recent acquisitions.

     The difference in the second quarter 2005 GAAP efficiency and operating efficiency ratios is primarily attributable to a $3.0 million loss on early extinguishment of debt, $2.2 million of merger-related costs from the Pointe Financial acquisition and two non-bank acquisitions, and other non-operating noninterest expense items totaling $1.1 million.

     Over the last year, TSFG made investments to build several noninterest income areas, particularly mortgage, wealth management, and treasury management. In general, these areas operate with higher efficiency ratios but require less capital. TSFG's goal is to maintain an operating efficiency ratio below 55%.

     Capital
     Tangible shareholders' equity at June 30, 2005 totaled $828.9 million, or $11.15 per share, representing 5.84% of tangible assets. This compares with $772.5 million, or $10.77 per share at March 31, 2005, representing 5.49% of tangible assets. Tangible equity per share increased 14.2% annualized during this period, partially due to an improvement in the unrealized loss on available for sale securities to $42.9 million at June 30, 2005 from $106.1 million at March 31, 2005. Excluding the impact of the unrealized loss on available for sale securities, TSFG's tangible equity to tangible assets ratio improved to 6.02% at June 30, 2005 from 5.92% at March 31, 2005, despite the fact that the second quarter included partial cash payments in three acquisitions.

     Expansion
     During the second quarter of 2005, TSFG completed three acquisitions and opened two de novo branches -- one in Shelby, North Carolina and one in St. Augustine, Florida. Non-banking acquisitions included the Koss Olinger group of companies, a wealth management advisory firm operating in North Florida, and Bowditch Insurance Corporation, a property and casualty company operating in Jacksonville, Florida. TSFG also acquired Pointe Financial, a community bank headquartered in Boca Raton, Florida, complementing TSFG's existing locations in the Broward/Miami-Dade/Palm Beach county areas. With this acquisition, TSFG improved its market presence in South Florida and added approximately $328 million in deposits, $312 million in loans, and 10 additional banking locations.

     Conference Call / Webcast Information
     The South Financial Group will host a conference call on Friday, July 22nd at 10:00 a.m. (ET) to discuss the second quarter 2005 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. TSFG will also provide supplemental financial information in the Investor Relations section of its website under the financial information button. To participate in the conference call or webcast, please follow the instructions listed below.

     Conference Call: Please call 1-888-405-5393 or 1-517-645-6236 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-866-448-7646 or 1-203-369-1196.

     Webcast: To gain access to the webcast, which will be "listen-only," please go to www.thesouthgroup.com under the Investor Relations tab and click on the link "Webcast/The South Financial Group 2nd Quarter Earnings Conference Call." For those unable to participate during the live webcast, it will be archived on The South Financial Group website until August 5, 2005.

     General Information
     The South Financial Group is a financial services company, headquartered in Greenville, South Carolina with approximately $14.9 billion in total assets and 167 branch offices in Florida, North Carolina, and South Carolina. TSFG focuses on fast-growing banking markets in the Southeast and concentrates its growth in metropolitan statistical areas. TSFG operates two subsidiary banks. Carolina First Bank, the largest South Carolina-based commercial bank, operates in North Carolina, South Carolina and on the Internet under the brand name, Bank CaroLine. Mercantile Bank operates in Florida. Approximately 40% of TSFG's total bank deposits as of June 30, 2005 are in Florida. CIO magazine recognized The South Financial Group among its "Agile 100" companies in information technology for 2004. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's website: www.thesouthgroup.com.

     Explanation of TSFG's Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

     This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). The attached financial highlights provide reconciliations between GAAP net income and net income excluding merger-related costs and other non-operating items (such as gain or losses on asset sales, early extinguishment of debt, impairment charges, and non-operating expenses). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a "cash operating basis." The economic substance of non-operating and "cash operating basis" items is clearly defined.

     TSFG's management uses these non-GAAP measures in its analysis of TSFG's performance and believes presentations of financial measures excluding merger-related costs and these non-operating items provide useful supplemental information, a clearer understanding of TSFG's financial performance, and better reflect TSFG's core operating activities. Management utilizes operating earnings in the calculation of certain of TSFG's ratios, in particular, to analyze on a consistent basis and over a longer period of time the performance of which it considers to be its core operating activities. TSFG believes the non-GAAP measures enhance investors' understanding of TSFG's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

     The limitations associated with utilizing operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating measures. These disclosures should not be considered an alternative to GAAP.

     This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, factors that will affect credit quality and the net interest margin, the risks and effects of changes in interest rates, and effects of future economic conditions and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors -- many of which are beyond TSFG's control -- that could cause the actual conditions, events or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, please refer to TSFG's filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                   Three Months Ended                      % Change 6/30/05 vs.
                                      ---------------------------------------------   -----------------------------
                                         6/30/05         3/31/05         6/30/04         3/31/05         6/30/04
                                      -------------   -------------   -------------   -------------   -------------
                                                                                       (Annualized)
TOTAL REVENUE (1)
GAAP                                  $     131,513   $     129,644   $     106,384             5.8%           23.6%
Operating (2)                               133,763         129,025         105,790            14.7            26.4

EARNINGS
GAAP earnings                         $      28,373   $      34,559   $      29,987           (71.8)%          (5.4)%
Operating earnings                           33,211          33,280          29,105            (0.8)           14.1
Cash operating earnings                      34,656          34,490          29,903             1.9            15.9

DILUTED SHARE DATA
Average common shares
 outstanding                             74,421,103      73,021,005      60,837,792             7.7%           22.3%
GAAP earnings                         $        0.38   $        0.47   $        0.49           (76.8)          (22.4)
Operating earnings                             0.45            0.46            0.48            (8.7)           (6.3)
Cash operating earnings                        0.47            0.47            0.49               -            (4.1)

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
GAAP earnings                                  0.76%           0.98%           1.09%
Operating earnings                             0.89            0.94            1.06
Cash operating earnings on
 average tangible assets                       0.98            1.02            1.12

RETURN ON AVERAGE EQUITY:
GAAP earnings                                  7.78            9.95           12.04
Operating earnings                             9.10            9.58           11.68
Cash operating earnings
 on average tangible
 equity                                       17.22           17.54           18.48

NET INTEREST MARGIN
 (tax-equivalent)                              3.23            3.31            3.23

NONINTEREST INCOME AS A % OF TOTAL
 REVENUE (3):
GAAP                                          18.75           19.86           24.44
Operating (2)                                 19.07           18.44           23.04

EFFICIENCY RATIOS (4):
GAAP                                          60.48           51.30           51.20
Operating (2)                                 54.74           51.92           51.20
Cash operating (2)                            53.14           50.52           50.07

RECONCILIATION OF GAAP TO NON-GAAP
 MEASURES
NET INCOME, AS REPORTED
(GAAP)                                $      28,373   $      34,559   $      29,987           (71.8)%          (5.4)%
Non-operating items:
  Loss (gain) on sale of
   available for sale
   securities                                 1,503            (234)           (607)
  Gain on equity
   investments                                 (650)         (1,711)         (1,013)
  Employment contract
   payments (reversals)                         222             (37)              -
  Merger-related costs                        2,194             305             575
  Impairment (recovery) from
   write-down of assets                         917               -            (277)
  Charitable contribution to
   foundation                                     -             683               -
  Loss (gain) on early
   extinguishment
   of debt                                    2,981          (1,428)              -
  Related income taxes                       (2,329)            747             440
  Discontinued operations,
   net of income tax                              -             396               -
OPERATING EARNINGS
 (net income, excluding
 non-operating items)                        33,211          33,280          29,105            (0.8)           14.1
Add: Amortization of
 intangibles, net of
 income tax                                   1,445           1,210             798
CASH OPERATING EARNINGS
 (net income, excluding
 non-operating items
 and amortization
 of intangibles)                      $      34,656   $      34,490   $      29,903             1.9            15.9

(1)  The sum of net interest income and noninterest income.
(2) Total revenue, noninterest income as a % of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.
(3) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(4) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income. Supplemental financial information may be found in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                Six Months Ended
                                          -----------------------------
                                             6/30/05          6/30/04         % Change
                                          ------------     ------------     ------------
TOTAL REVENUE (1)
GAAP                                      $    261,157     $    217,688             20.0%
Operating (2)                                  262,788          207,667             26.5

EARNINGS
GAAP earnings                             $     62,932     $     62,280              1.0%
Operating earnings                              66,491           57,578             15.5
Cash operating earnings                         69,146           59,209             16.8

DILUTED SHARE DATA
Average common shares outstanding           73,729,630       60,823,631             21.2%
GAAP earnings                             $       0.85     $       1.02            (16.7)
Operating earnings                                0.90             0.95             (5.3)
Cash operating earnings                           0.94             0.97             (3.1)

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
GAAP earnings                                     0.87%            1.14%
Operating earnings                                0.92             1.06
Cash operating earnings on average
 tangible assets                                  1.00             1.12

RETURN ON AVERAGE EQUITY:
GAAP earnings                                     8.84            12.53
Operating earnings                                9.34            11.59
Cash operating earnings on average
 tangible equity                                 17.38            18.39

NET INTEREST MARGIN (tax-equivalent)              3.27             3.31

NONINTEREST INCOME AS A % OF TOTAL
 REVENUE (3):
GAAP                                             19.30            25.40
Operating (2)                                    18.76            20.85

EFFICIENCY RATIOS (4):
GAAP                                             55.92            51.33
Operating (2)                                    53.35            51.30
Cash operating (2)                               51.85            50.15

RECONCILIATION OF GAAP TO NON-GAAP
 MEASURES
NET INCOME, AS REPORTED (GAAP)            $     62,932     $     62,280              1.0%
Non-operating items:
 Loss (gain) on sale of available for
  sale securities                                1,269           (5,821)
 Gain on equity investments                     (2,361)          (3,823)
 Gain on disposition of assets and
  liabilities                                        -           (2,350)
 Employment contract payments (reversals)          185              (59)
 Merger-related costs                            2,499              752
 Impairment (recovery) from write-
  down of assets                                   917             (277)
 Charitable contribution to foundation             683                -
 Conservation grant of land                          -            3,350
 Loss on early extinguishment of debt            1,553            1,429
 Related income taxes                           (1,582)           2,097
 Discontinued operations, net of
  income tax                                       396                -
OPERATING EARNINGS (net income,
 excluding non-operating items)                 66,491           57,578             15.5
 Add: Amortization of intangibles,
  net of income tax                              2,655            1,631
CASH OPERATING EARNINGS (net income,
 excluding non-operating items
 and amortization of intangibles)         $     69,146     $     59,209             16.8

(1)  The sum of net interest income and noninterest income.
(2) Total revenue, noninterest income as a % of total revenue, and the efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.
(3) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(4) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                                                      % Change 6/30/05 vs.
                                                                                  -----------------------------
                                     6/30/05         3/31/05         6/30/04         3/31/05         6/30/04
                                  -------------   -------------   -------------   -------------   -------------
                                                                                   (Annualized)
CREDIT QUALITY
Nonaccrual loans -
 commercial (1)                   $      34,616   $      32,329   $      46,436            28.4%          (25.5)%
Nonaccrual loans -
 consumer                                 3,323           2,901           2,133            58.3            55.8
Nonaccrual loans -
 mortgage (2)                             4,518           4,333               -            17.1             n/m
Restructured loans                            -               -               -               -               -
  Nonperforming loans                    42,457          39,563          48,569            29.3           (12.6)
Foreclosed property
 (other real estate owned
  and personal property
  repossessions) (3)                     12,618           9,416           8,985           136.4            40.4
Nonperforming assets                     55,075          48,979          57,554            49.9            (4.3)

Nonperforming loans as a
 % of loans held for
 investment                                0.47%           0.47%           0.78%
Nonperforming assets as a
 % of loans held for
 investment and foreclosed
 property (3)                              0.61            0.58            0.92
Allowance for loan losses
 as a % of loans HFI                       1.18            1.18            1.22
Allowance for loan losses
 to nonperforming loans                    2.49 x          2.49 x          1.56 x
Impaired loans (1)                $      28,266   $      25,654   $      46,436            40.8           (39.1)
Specific allowance for
 impaired loans                           4,956           5,247          10,806           (22.2)          (54.1)
Loans past due 90 days
 or more (mortgage and
 consumer with interest
 accruing)                                2,035           1,816           3,930            48.4           (48.2)
Net loan charge-offs:
  Three months ended                      6,823           9,190           5,450          (103.3)           25.2
  Year to date                           16,013           9,190          11,588
Average loans held for
 investment:
  Three months ended                  8,679,316       8,263,252       6,120,984
  Year to date                        8,472,434       8,263,252       5,978,791
Net loan charge-offs
 as a % of average
 loans HFI (annualized):
  Three months ended                       0.32%           0.45%           0.36%
  Year to date                             0.38            0.45            0.39

CAPITAL RATIOS
Total risk-based capital                  10.72           10.96           12.62
Tier 1 risk-based capital                  9.12            9.35           10.70
Leverage ratio                             7.15            7.30            7.79
Tangible equity to
 tangible assets                           5.84            5.49            5.84

SHARE DATA
Book value per common
 share                            $       20.48   $       19.29   $       16.63            24.7%           23.2%
Tangible book value per
 common share                             11.15           10.77           10.88            14.2             2.5
Shares outstanding                   74,348,330      71,757,924      59,796,124            14.5            24.3

STOCK PERFORMANCE
Market price per share
 of common stock                  $       28.42   $       30.54   $       28.37           (27.8)%           0.2%
Indicated annual
 dividend                                  0.64            0.64            0.60               -             6.7
Dividend yield                             2.25%           2.10%           2.11%
Price/book ratio                           1.39 x          1.58 x          1.71 x
Market
 capitalization                   $   2,112,980   $   2,191,487   $   1,696,416           (14.4)           24.6

OPERATIONS DATA
Branch offices                              167             155             133            31.1%           25.6%
ATMs                                        159             146             123            35.7            29.3
Employees (full-time
 equivalent)                              2,554           2,336           1,971            37.4            29.6
Active internet banking
 customers                               72,173          72,991          53,606            (4.5)           34.6

(1) At June 30, 2005 and March 31, 2005, these credit quality indicators (nonaccrual loans - commercial and impaired loans) included $5.5 million and $6.7 million, respectively, in restructured loans.

(2) Effective September 30, 2004, residential mortgage loans were placed in nonaccrual status as they become 150-days delinquent. Previously, these loans were not placed in nonaccrual status (unless impairment was evident), but any associated accrued interest was reserved.

(3) Prior to September 30, 2004, personal property repossessions were not included in the definition of foreclosed property. At June 30, 2004, personal property repossessions totaled $720,000.

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                               Three Months Ended                     % Change 6/30/05 vs.
                                  ---------------------------------------------   -----------------------------
                                     6/30/05         3/31/05         6/30/04         3/31/05         6/30/04
                                  -------------   -------------   -------------   -------------   -------------
                                                                                  (Annualized)
INCOME STATEMENT
Interest income
 (tax-equivalent)                 $     186,298   $     171,575   $     118,987            34.4%           56.6%
Interest expense                         78,048          66,348          37,572            70.7           107.7
  Net interest income
   (tax-equivalent)                     108,250         105,227          81,415            11.5            33.0
Less: tax-equivalent
 adjustment                               1,397           1,326           1,026            21.5            36.2
  Net interest income                   106,853         103,901          80,389            11.4            32.9
Provision for loan
 losses                                   9,944          10,962           6,996           (37.2)           42.1
  Net interest income
   after provision
   for loan losses                       96,909          92,939          73,393            17.1            32.0

NONINTEREST INCOME:
Customer fee income                      12,751          10,923          10,493            67.1            21.5
Brokerage and trust
 income                                   2,395           2,268           2,342            22.5             2.3
Mortgage banking
 income                                   2,140           1,487           1,625           176.1            31.7
Bank-owned life
 insurance                                2,759           2,761           3,458            (0.3)          (20.2)
Merchant processing
 income                                   2,713           2,038           2,431           132.8            11.6
Insurance income                          1,449           1,286           1,015            50.8            42.8
Benefit administration
 fees                                       650             587             461            43.0            41.0
(Loss) gain on trading
 and derivative
 activities                              (1,032)            904           2,352          (859.0)         (143.9)
Other                                     1,688           1,544             198            37.4           752.5
 Operating noninterest
  income (noninterest
  income, excluding
  non-operating items)                   25,513          23,798          24,375            28.9             4.7
(Loss) gain on sale of
 available for sale
 securities                              (1,503)            234             607             n/m             n/m
Gain on equity
 investments                                650           1,711           1,013             n/m             n/m
  Non-operating
   noninterest income                      (853)          1,945           1,620             n/m             n/m
    Total noninterest
     income                              24,660          25,743          25,995           (16.9)           (5.1)

NONINTEREST EXPENSES:
Personnel expense                        35,681          33,638          26,951            24.4            32.4
Occupancy                                 6,823           6,099           5,185            47.6            31.6
Furniture and equipment                   6,023           5,533           4,890            35.5            23.2
Professional fees and
 other outside service
 fees                                     5,135           4,436           3,400            63.2            51.0
Merchant processing
 expense                                  2,211           1,632           1,910           142.3            15.8
Telecommunications                        1,384           1,326           1,106            17.5            25.1
Amortization of
 intangibles                              2,140           1,806           1,195            74.2            79.1
Other                                    13,824          12,517           9,531            41.9            45.0
 Operating noninterest
  expenses (noninterest
  expenses, excluding
  non-operating items)                   73,221          66,987          54,168            37.3            35.2
Employment contract
 payments (reversals)                       222             (37)              -             n/m             n/m
Merger-related costs                      2,194             305             575             n/m             n/m
Impairment (recovery)
 from write-down of
 assets                                     917               -            (277)            n/m             n/m
Charitable contribution
 to foundation                                -             683               -             n/m             n/m
Loss (gain) on early
 extinguishment of
 debt                                     2,981          (1,428)              -             n/m             n/m
  Non-operating
   noninterest
   expenses                               6,314            (477)            298             n/m             n/m
    Total noninterest
     expenses                            79,535          66,510          54,466            78.5            46.0
Income before income
 taxes and discontinued
 operations                              42,034          52,172          44,922           (77.9)           (6.4)
Income tax expense                       13,661          17,217          14,935           (82.8)           (8.5)
Discontinued operations,
 net of income tax                            -            (396)              -           401.1             n/m
  Net income                      $      28,373   $      34,559   $      29,987           (71.8)%          (5.4)%

SHARE DATA:
Net income per common
 share, basic                     $        0.39   $        0.48   $        0.50           (75.2)%         (22.0)%
Net income per common
 share, diluted                            0.38            0.47            0.49           (76.8)          (22.4)
Cash dividends
 declared per
 common share                              0.16            0.16            0.15               -             6.7
Average common
 shares outstanding,
 basic                               73,083,009      71,376,085      59,494,363             9.6            22.8
Average common
 shares outstanding,
 diluted                             74,421,103      73,021,005      60,837,792             7.7            22.3

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                               Six Months Ended
                                         ----------------------------
                                            6/30/05         6/30/04        % Change
                                         ------------    ------------    ------------
INCOME STATEMENT
Interest income (tax-equivalent)         $    357,873    $    236,948            51.0%
Interest expense                              144,396          72,570            99.0
  Net interest income (tax-equivalent)        213,477         164,378            29.9
Less: tax-equivalent adjustment                 2,723           1,973            38.0
  Net interest income                         210,754         162,405            29.8
Provision for loan losses                      20,906          14,718            42.0
  Net interest income after provision
   for loan losses                            189,848         147,687            28.5

NONINTEREST INCOME:
Customer fee income                            23,674          20,092            17.8
Brokerage and trust income                      4,663           4,465             4.4
Mortgage banking income                         3,627           3,180            14.1
Bank-owned life insurance                       5,520           5,748            (4.0)
Merchant processing income                      4,751           4,444             6.9
Insurance income                                2,735           2,037            34.3
Benefit administration fees                     1,237           1,088            13.7
(Loss) gain on trading and derivative
 activities                                      (128)            983          (113.0)
Other                                           3,232           1,252           158.1
  Operating noninterest income
   (noninterest income, excluding non-
   operating items)                            49,311          43,289            13.9
(Loss) gain on sale of available for
 sale securities                               (1,269)          5,821             n/m
Gain on equity investments                      2,361           3,823             n/m
Gain on disposition of assets and
 liabilities                                        -           2,350             n/m
  Non-operating noninterest income              1,092          11,994             n/m
    Total noninterest income                   50,403          55,283            (8.8)

NONINTEREST EXPENSES:
Personnel expense                              69,319          52,784            31.3
Occupancy                                      12,922          10,257            26.0
Furniture and equipment                        11,556           9,505            21.6
Professional fees and other outside
 service fees                                   9,571           6,482            47.7
Merchant processing expense                     3,843           3,469            10.8
Telecommunications                              2,710           2,251            20.4
Amortization of intangibles                     3,946           2,390            65.1
Other                                          26,341          19,404            35.8
  Operating noninterest expenses
   (noninterest expenses, excluding
   non-operating items)                       140,208         106,542            31.6
Employment contract payments
 (reversals)                                      185             (59)            n/m
Merger-related costs                            2,499             752             n/m
Impairment (recovery) from write-down
 of assets                                        917            (277)            n/m
Charitable contribution to foundation             683               -             n/m
Conservation grant of land                          -           3,350             n/m
Loss on early extinguishment of debt            1,553           1,429             n/m
  Non-operating noninterest expenses            5,837           5,195             n/m
    Total noninterest expenses                146,045         111,737            30.7
Income before income taxes and
 discontinued operations                       94,206          91,233             3.3
Income tax expense                             30,878          28,953             6.6
Discontinued operations, net of
 income tax                                      (396)              -             n/m
  Net income                             $     62,932    $     62,280             1.0%

SHARE DATA:
Net income per common share, basic       $       0.87    $       1.05           (17.1)%
Net income per common share, diluted             0.85            1.02           (16.7)
Cash dividends declared per common share         0.32            0.30             6.7
Average common shares outstanding,
 basic                                     72,234,263      59,354,354            21.7
Average common shares outstanding,
 diluted                                   73,729,630      60,823,631            21.2

                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                                                                      % Change 6/30/05 vs.
                                                                                  -----------------------------
                                     6/30/05         3/31/05         6/30/04         3/31/05         6/30/04
                                  -------------   -------------   -------------   -------------   -------------
                                                                                  (Annualized)
BALANCE SHEET
 (Period End)
Cash and due
 from banks                       $     269,996   $     219,968   $     265,401            91.2%            1.7%
Interest-bearing
 bank balances                           21,643           5,793             603         1,097.4         3,489.2
Securities                            4,325,967       4,833,811       4,063,898           (42.1)            6.4
Loans held for
 sale                                    41,427          23,958          22,908           292.5            80.8
Loans held for
 investment                           8,966,337       8,398,360       6,246,953            27.1            43.5
Allowance for
 loan losses                           (105,552)        (98,690)        (75,910)           27.9            39.0
   Net loans                          8,902,212       8,323,628       6,193,951            27.9            43.7
Premises and
 equipment, net                         183,189         178,044         144,861            11.6            26.5
Intangible assets                       693,541         611,921         344,195            53.5           101.5
Other assets                            482,533         511,715         462,360           (22.9)            4.4
   Total assets                   $  14,879,081   $  14,684,880   $  11,475,269             5.3%           29.7%

Noninterest-bearing
 deposits                         $   1,466,803   $   1,290,427   $     971,540            54.8%           51.0%
Interest-bearing
 deposits                             7,403,743       6,864,148       5,465,370            31.5            35.5
   Total deposits                     8,870,546       8,154,575       6,436,910            35.2            37.8
Federal funds
 purchased and
 repurchase
 agreements                           1,328,931       1,724,813       1,001,192           (92.1)           32.7
Other short-term
 borrowings                             113,798          36,312         354,692           855.9           (67.9)
Long-term debt                        2,891,308       3,197,287       2,569,597           (38.4)           12.5
Other liabilities                       152,071         187,494         118,280           (75.8)           28.6
   Total
    liabilities                      13,356,654      13,300,481      10,480,671             1.7            27.4
Shareholders'
 equity                               1,522,427       1,384,399         994,598            40.0            53.1
   Total liabilities
    and shareholders'
    equity                        $  14,879,081   $  14,684,880   $  11,475,269             5.3%           29.7%

BALANCE SHEET
 (Averages - Three
  Months Ended)
Total assets                      $  14,890,608   $  14,290,435   $  11,092,032            16.8%           34.2%
Intangible assets                      (656,066)       (610,914)       (351,133)           29.6            86.8
   Tangible
    assets                           14,234,542      13,679,521      10,740,899            16.3            32.5

Loans                                 8,706,276       8,283,500       6,144,778            20.5            41.7
Securities (excludes
 unrealized gains
 (losses) on
 available for
 sale securities)                     4,731,121       4,592,887       3,987,234            12.1            18.7
Total earning
 assets                              13,460,095      12,906,414      10,137,649            17.2            32.8
Interest-bearing
 liabilities                         11,919,108      11,520,317       9,064,636            13.9            31.5
Total deposits                        8,449,008       7,955,507       6,170,912            24.9            36.9

Shareholders'
 equity                               1,463,449       1,408,509       1,002,000            15.6            46.1
Intangible assets                      (656,066)       (610,914)       (351,133)           29.6            86.8
   Tangible equity                      807,383         797,595         650,867             4.9            24.0

BALANCE SHEET
 (Averages - Year
  to Date)
Total assets                      $  14,592,179   $  14,290,435   $  10,958,876             8.5%           33.2%
Intangible assets                      (633,615)       (610,914)       (351,791)           14.9            80.1
   Tangible
    assets                           13,958,564      13,679,521      10,607,085             8.2            31.6

Loans                                 8,496,056       8,283,500       5,999,914            10.3            41.6
Securities (excludes
 unrealized gains
 (losses) on
 available for
 sale securities)                     4,662,386       4,592,887       3,986,793             6.1            16.9
Total earning
 assets                              13,184,784      12,906,414       9,992,101             8.7            32.0
Interest-bearing
 liabilities                         11,720,815      11,520,317       8,964,206             7.0            30.8
Total deposits                        8,203,621       7,955,507       6,055,603            12.5            35.5

Shareholders'
 equity                               1,436,130       1,408,509         999,247             7.9            43.7
Intangible assets                      (633,615)       (610,914)       (351,791)           14.9            80.1
   Tangible equity                      802,515         797,595         647,456             2.5            23.9

SOURCE  The South Financial Group, Inc.
     -0-                             07/21/2005
     /CONTACT: Timothy K. Schools, EVP Corporate Development of The South Financial Group, Inc., +1-864-255-8980/
     /Photo:  http://www.newscom.com/cgi-bin/prnh/20000424/TSFGLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, 888-776-6555 or 212-782-2840 /
     /Web site:  http://www.thesouthgroup.com /

-